Exhibit 99.1

56 Prospect St., Hartford, Connecticut 06103-2818
800 Boylston St., Boston, Massachusetts 02199

Eversource Energy Reports Full-Year Results

HARTFORD, Conn. and BOSTON, Mass. (February 13, 2023) – Eversource Energy (NYSE: ES) today reported full-year 2022 earnings of $1,404.9 million, or $4.05 per share, compared with full-year 2021 earnings of $1,220.5 million, or $3.54 per share. Eversource also reported fourth quarter 2022 earnings of $320.2 million, or $0.92 per share, compared with fourth quarter 2021 earnings of $306.7 million, or $0.89 per share.

Results for both years include transaction- and transition-related charges, primarily related to the October 2020 acquisition of the assets of the former Columbia Gas of Massachusetts. Those after-tax charges totaled $2.1 million in the fourth quarter of 2022 and $15 million for the full year of 2022, compared with $6.3 million in the fourth quarter of 2021 and $23.6 million for all of 2021.

Additionally, full-year 2021 results include after-tax charges related to the settlement of multiple regulatory dockets concerning Eversource Energy’s subsidiary, The Connecticut Light and Power Company (CL&P). Those after-tax charges totaled $86.1 million for full-year 2021. Excluding the charges noted above, Eversource Energy earned $1,419.9 million1, or $4.09 per share1, for the full-year 2022 and $322.3 million1, or $0.92 per share1, in the fourth quarter of 2022, compared with $1,330.2 million1, or $3.86 per share1, for the full-year 2021 and $313.3 million1, or $0.91 per share1, in the fourth quarter of 2021.

Eversource Energy projects 2023 non-GAAP earnings of between $4.25 per share and $4.43 per share. The company also projects that its compound annual earnings per share growth rate from its regulated businesses would be solidly within the upper half of its previously disclosed range of 5-7 percent through 2027, using the adjusted $4.09 per share1 it earned in 2022 as the base year.

“We completed an excellent year providing dedicated and tireless service to our 4.4 million customers right up through a Christmas Eve windstorm that caused significant damage throughout our service territory,” said Joe Nolan, Eversource chairman, president and chief executive officer. “Thousands of Eversource employees worked long days and nights in bitter conditions right through the holiday so that our customers could have power for their holiday. Their performance exemplifies who we are and what we do.”

Electric Transmission

Eversource Energy’s transmission segment earned $596.6 million in 2022, compared with earnings of $544.6 million in 2021. Transmission earnings were $140.7 million in the fourth quarter of 2022, compared with earnings of $132.3 million in the fourth quarter of 2021. Transmission segment results improved due to a higher level of investment in Eversource’s electric transmission system.

Electric Distribution

Eversource Energy’s electric distribution segment earned $592.8 million in 2022, compared with earnings of $556.2 million1 in 2021, excluding the CL&P charges noted above. Electric distribution earned $97.9 million in the fourth quarter of 2022, compared with earnings of $105 million1 in the fourth quarter of 2021. Lower fourth quarter results were due in part to a commitment to contribute $10 million to help Connecticut households address high energy prices this winter. Improved full-year results were due primarily to higher revenues and lower pension expense, partially offset by higher storm restoration costs, depreciation, property taxes and interest expense.

Natural Gas Distribution

Eversource Energy’s natural gas distribution segment earned $234.2 million in 2022, compared with earnings of $204.8 million in 2021. It earned $87.1 million in the fourth quarter of 2022, compared with earnings of $75.2 million in the fourth quarter of 2021. Improved results for the full year and the fourth quarter were due primarily to higher revenues and lower pension expense, partially offset by higher property taxes, interest and depreciation expense. Full-year results were also negatively impacted by higher operations and maintenance expense.

Water Distribution

Eversource Energy’s water distribution segment earned $36.8 million in 2022, the same as in 2021. The water segment earned $7.4 million in the fourth quarter of 2022, compared with earnings of $6.7 million in the fourth quarter of 2021. Higher fourth quarter results were primarily due to higher revenues and lower income tax expense, partially offset by the absence of a prior year land sale gain, as well as higher interest and depreciation expense.

Eversource Parent and Other Companies

Eversource Energy parent and other companies, excluding the transaction- and transition-related costs noted above, lost $40.5 million1 in 2022, compared with losses of $12.2 million1 in 2021. It lost $10.8 million1 in the fourth quarter of 2022, compared with losses of $5.9 million1 in the fourth quarter of 2021. Lower results for both the full year and fourth quarter primarily reflect higher interest expense.

The following table reconciles 2022 and 2021 fourth quarter and full-year earnings per share:

		Fourth Quarter	Full Year
2021	Reported EPS	$0.89	$3.54
	Higher electric transmission earnings in 2022, net of dilution	0.02	0.14
	Higher electric distribution segment revenues and lower pension expense in 2022, partially offset by higher O&M, depreciation, property taxes, interest expense and dilution	(0.02)	0.10
	Higher natural gas distribution segment revenues and lower pension expense in 2022, partially offset by higher O&M, property taxes, interest, depreciation expense and dilution	0.03	0.08
	Higher Parent & Other losses, primarily due to higher interest expense	(0.02)	(0.09)
	Absence of CL&P regulatory settlement charges in 2022	---	0.25
	Lower charges related to transactions in 2022	0.02	0.03
2022	Reported EPS	$0.92	$4.05

Three months ended:

(in millions, except EPS)	December 31, 2022	December 31, 2021	Increase/ (Decrease)	2022 EPS[1]
Electric Transmission	$140.7	$132.3	$8.4	$0.40
Electric Distribution, ex. 2021 settlement[1]	97.9	105.0	(7.1)	0.28
Natural Gas Distribution	87.1	75.2	11.9	0.25
Water Distribution	7.4	6.7	0.7	0.02
Eversource Parent and Other Companies[1]	(10.8)	(5.9)	(4.9)	(0.03)
Charges related to 2021 regulatory settlement	---	(0.3)	0.3	0.00
Charges related to transactions/transition	(2.1)	(6.3)	4.2	0.00
Reported Earnings	$320.2	$306.7	$13.5	$0.92

Full year ended:

(in millions, except EPS)	December 31, 2022	December 31, 2021	Increase/ (Decrease)	2022 EPS[1]
Electric Transmission	$596.6	$544.6	$52.0	$1.72
Electric Distribution, ex. 2021 settlement[1]	592.8	556.2	36.6	1.71
Natural Gas Distribution	234.2	204.8	29.4	0.67
Water Distribution	36.8	36.8	0.0	0.11
Eversource Parent and Other Companies[1]	(40.5)	(12.2)	(28.3)	(0.12)
Charges related to 2021 regulatory settlement	---	(86.1)	86.1	0.00
Charges related to transactions/transition	(15.0)	(23.6)	8.6	(0.04)
Reported Earnings	$1,404.9	$1,220.5	$184.4	$4.05

Eversource Energy has approximately 348 million common shares outstanding and operates New England’s largest energy delivery system. It serves approximately 4.4 million electric, natural gas and water customers in Connecticut, Massachusetts and New Hampshire.

CONTACT:

Jeffrey R. Kotkin

(860) 665-5154

Note: Eversource Energy will webcast a conference call with senior management on February 14, 2023, beginning at 9 a.m. Eastern Time. The webcast and associated slides can be accessed through Eversource Energy’s website at www.eversource.com.

1 All per-share amounts in this news release are reported on a diluted basis. The only common equity securities that are publicly traded are common shares of Eversource Energy. The earnings and EPS of each business do not represent a direct legal interest in the assets and liabilities of such business, but rather represent a direct interest in Eversource Energy's assets and liabilities as a whole. EPS by business is a financial measure not recognized under generally accepted accounting principles (non-GAAP) that is calculated by dividing the net income or loss attributable to common shareholders of each business by the weighted average diluted Eversource Energy common shares outstanding for the period. Earnings discussions also include non-GAAP financial measures referencing 2022 and 2021 earnings and EPS excluding certain transaction and transition costs, and our 2021 earnings and EPS excluding charges at CL&P related to an October 2021 settlement agreement that included credits to customers and funding of various customer assistance initiatives and a 2021 storm performance penalty imposed on CL&P by the PURA. Eversource Energy uses these non-GAAP financial measures to evaluate and provide details of earnings results by business and to more fully compare and explain results without including these items. This information is among the primary indicators management uses as a basis for evaluating performance and planning and forecasting of future periods. Management believes the impacts of transaction and transition costs, the CL&P October 2021 settlement agreement, and the 2021 storm performance penalty imposed on CL&P by the PURA, are not indicative of Eversource Energy’s ongoing costs and performance.  Management views these charges as not directly related to the ongoing operations of the business and therefore not an indicator of baseline operating performance. Due to the nature and significance of the effect of these items on net income attributable to common shareholders and EPS, management believes that the non-GAAP presentation is a more meaningful representation of Eversource Energy’s financial performance and provides additional and useful information to readers in analyzing historical and future performance of the business. These non-GAAP financial measures should not be considered as alternatives to Eversource Energy’s reported net income attributable to common shareholders or EPS determined in accordance with GAAP as indicators of Eversource Energy’s operating performance.

This document includes statements concerning Eversource Energy’s expectations, beliefs, plans, objectives, goals, strategies, assumptions of future events, future financial performance or growth and other statements that are not historical facts. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Generally, readers can identify these forward-looking statements through the use of words or phrases such as “estimate,” “expect,” “anticipate,” “intend,” “plan,” “project,” “believe,” “forecast,” “should,” “could” and other similar expressions.  Forward-looking statements involve risks and uncertainties that may cause actual results or outcomes to differ materially from those included in the forward-looking statements.  Forward-looking statements are based on the current expectations, estimates, assumptions or projections of management and are not guarantees of future performance. These expectations, estimates, assumptions or projections may vary materially from actual results. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the following important factors that may cause our actual results or outcomes to differ materially from those contained in our forward-looking statements, including, but not limited to: cyberattacks or breaches, including those resulting in the compromise of the confidentiality of our proprietary information and the personal information of our customers; disruptions in the capital markets or other events that make our access to necessary capital more difficult or costly; changes in economic conditions, including impact on interest rates, tax policies, and customer demand and payment ability; ability or inability to commence and complete our major strategic development projects and opportunities; acts of war or terrorism, physical attacks or grid disturbances that may damage and disrupt our electric transmission and electric, natural gas, and water distribution systems; actions or inaction of local, state and federal regulatory, public policy and taxing bodies; substandard performance of third-party suppliers and service providers; fluctuations in weather patterns, including extreme weather due to climate change; changes in business conditions, which could include disruptive technology or development of alternative energy sources related to our current or future business model; contamination of, or disruption in, our water supplies; changes in levels or timing of capital expenditures; changes in laws, regulations or regulatory policy, including compliance with environmental laws and regulations; changes in accounting standards and financial reporting regulations; actions of rating agencies; and other presently unknown or unforeseen factors.

Other risk factors are detailed in Eversource Energy’s reports filed with the Securities and Exchange Commission (SEC). They are updated as necessary and available on Eversource Energy’s website at www.eversource.com and on the SEC’s website at www.sec.gov. All such factors are difficult to predict and contain uncertainties that may materially affect Eversource Energy’s actual results, many of which are beyond our control. You should not place undue reliance on the forward-looking statements, as each speaks only as of the date on which such statement is made, and, except as required by federal securities laws, Eversource Energy undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

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